UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2011

Ruby Creek Resources, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	000-52354	26-4329046
(State or other jurisdiction of incorporation)	Commission file number	(IRS Employer Identification No.)

750 Third Avenue, 11th Floor, New York, New York	10017
(Address of principal executive offices)	(Zip Code)

(212) 679-5711
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 11, 2011, Ruby Creek Resources, Inc., a Nevada corporation (“Ruby Creek”), entered into a purchase agreement (the “Agreement”) with Gold Standard Ltd., Gold Standard Tanzania Ltd. (“GST”) and Robert J. Moriarty for the purchase of, among other things, the following (the “Purchased Assets”):

1.	95% of the shares of GST;
2.
interests in two joint ventures including Prospecting License No. PLR. 6011/2009 covering the area of 49.75 square kilometers and Prospecting License No. PLR. 6310/2010 covering the area of 89.06 square kilometers, both located in Liwale District, Lindi Region in the United Republic of Tanzania;

3.	All of the mining equipment, parts, tools and materials owned and/or in the possession of GST;
4.	GST’s mining camp and all assets contained therein; and
5.	GST’s mining license.

Ruby Creek is not assuming any liabilities other than those expressly set forth in the Agreement.  The purchase price at closing under the Agreement will consist of $900,000 in cash, which does not include $100,000 previously paid as a deposit, and two convertible promissory notes each in the principal amount of $1,000,000.  The promissory notes pay 8% interest per annum, are convertible into shares of Ruby Creek’s common stock, have an 18 month term, and one note is convertible at $0.75 per share and the other at $0.50 per share.  Neither note may be converted for the first six months of its respective term and one-third shall become convertible at the end of each six month period thereafter at the option of the holder.  Each note also contains an offset provision pursuant to which Ruby Creek has the right to offset the principal balance and interest due at any time by any amounts due under the indemnification provision of the Agreement.

The closing under the Agreement is contingent upon the satisfaction of a number of conditions, including approvals from the Tanzanian Ministry of Energy and Mineral Resources.

The foregoing description of the Agreement in this Current Report on Form 8-K is qualified in its entirety by reference to the Agreement which is filed as Exhibit 10.28 herewith and is incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

                 (d) Exhibits.

ExhibitNo.	Description

10.28	Agreement among Ruby Creek Resources, Inc., Gold Standard Ltd., Gold Standard Tanzania Ltd. and Robert J. Moriarty, executed on August 10, 2011 and dated as of July 18, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUBY CREEK RESOURCES, INC.

Date: August 11, 2011	By:	/s/ Robert Slavik
Robert Slavik
Chief Executive Officer